UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of report (Date of earliest event reported) July 29, 2010

                                 EMCOR Group, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

        1-8267                                            11-2125338
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)



     301 Merritt Seven, Norwalk, CT                    06851-1092
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)               (Zip Code)

                                (203) 849-7800
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              (Registrant's Telephone Number, Including Area Code)

                                     N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange  Act  (17  CFR  240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

     On July 29, 2010, EMCOR Group, Inc. issued a press release disclosing results of operations for its fiscal 2010 second quarter ended June 30, 2010. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     The information contained in this Current Report on Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item. 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number   Description
--------------   ---------------------------------------------------------------
99.1             Press Release issued by EMCOR Group, Inc. on July 29, 2010 disclosing results of operations for its fiscal 2010 second quarter ended June 30, 2010.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              EMCOR Group, Inc.


Dated:  July 30, 2010                         By:     /s/ Frank T. MacInnis
                                                  ---------------------------
                                                       Frank T. MacInnis
                                                    Chairman of the Board of
                                                      Directors and Chief
                                                       Executive Officer

                                                                    Exhibit 99.1

                               FOR: EMCOR GROUP, INC.

                           CONTACT: R. Kevin Matz
                                    Executive Vice President
                                    Shared Services
                                    (203) 849-7938

                                    FD
                                    Investors: Eric Boyriven / Alexandra Tramont
                                    (212) 850-5600

                                    Linden Alschuler & Kaplan, Inc.
                                    Media: Suzanne Dawson / Cecile Fradkin
                                    212-575-4545


             EMCOR GROUP, INC. REPORTS SECOND QUARTER 2010 RESULTS
                - Non-GAAP diluted EPS of $0.46 excluding certain
                     items; $0.40 including certain items -
     - Company updates 2010 Non-GAAP diluted EPS guidance to $1.60 to $1.85 excluding certain items; $1.54 to $1.79 including certain items -

NORWALK, CONNECTICUT, July 29, 2010 - EMCOR Group, Inc. (NYSE: EME) today reported results for the second quarter ended June 30, 2010.

Net income for the second quarter of 2010 was $27.1 million, or $0.40 per diluted share, compared to net income of $44.8 million, or $0.67 per diluted share, in the second quarter of 2009. Revenues in the second quarter of 2010 totaled $1.28 billion, compared to $1.42 billion in the second quarter a year ago.

Including a non-cash impairment charge of $19.9 million, or $0.18 per diluted share after-tax, resulting from a change in the fair value of trade names associated with certain prior acquisitions, and restructuring expenses of $0.8 million, operating income for the second quarter of 2010 was $34.9 million, or 2.7% of revenues. Excluding the non-cash impairment charge, the Company's non-GAAP operating income for the second quarter of 2010 was $54.9 million, or 4.3% of revenues. Operating income in the 2009 second quarter was $74.9 million, or 5.3% of revenues, which included restructuring expenses of $3.1 million. Selling, general and administrative expenses (SG&A) decreased 11.9% to $120.7 million, or 9.5% of revenues, in the 2010 second quarter, from $137.0 million, or 9.6% of revenues, in the same year-ago period.

The Company's results for the 2010 second quarter also included a pretax gain of $7.9 million, or $0.12 per diluted share from the gain on the sale of the Company's equity interest in its Middle East venture to its venture partner.

Excluding the non-cash impairment charge and the gain on sale described above, the Company's non-GAAP net income for the 2010 second quarter was $31.2 million, or $0.46 per diluted share. Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share to the comparable GAAP figures.

EMCOR Reports Second Quarter Results                                      Page 2

For the second quarter of 2010, net interest expense was $2.4 million, compared to $0.8 million in the second quarter of 2009, reflecting higher borrowing costs under the Company's new revolving credit facility.

Inclusive of discrete items, the income tax rate as reported for the second quarter of 2010 was 30.5%, compared to an income tax rate of 39.1% in the second quarter of 2009.

Contract backlog as of June 30, 2010 was $3.15 billion, essentially flat when compared to contract backlog of $3.15 billion as of December 31, 2009 and down slightly from backlog as of March 31, 2010. Relative to 2009 year-end backlog, the Company's current backlog reflects growth in the healthcare, industrial and institutional sectors, which offset declines in the commercial, hospitality/gaming and transportation markets.

For the first half of 2010, the Company reported net income of $49.0 million, or $0.72 per diluted share, compared to net income of $81.6 million, or $1.22 per diluted share in the first half of 2009. Revenues for the first half of 2010 were $2.49 billion, compared to $2.82 billion for the first six months of 2009.

For the first six months of 2010, operating income was $77.3 million, or 3.1% of revenues, compared to $139.2 million, or 4.9% of revenues, in the comparable 2009 period. Operating income for the 2010 six-month period included the $19.9 million non-cash impairment charge discussed above, as well as restructuring expenses of $0.8 million. Excluding the non-cash impairment charge, the Company's non-GAAP operating income for the first half of 2010 was $97.2 million, or 3.9% of revenues. Operating income for the 2009 six-month period included restructuring expenses of $4.1 million. SG&A for the first half of 2010 was $243.5 million, or 9.8% of revenues, compared to $264.8 million, or 9.4% of revenues for the first half of 2009.

The Company's results for the first half of 2010 also included the $7.9 million gain on sale discussed above.

Excluding the non-cash impairment charge and the gain on sale, the Company's non-GAAP net income for the first half of 2010 was $53.0 million, or $0.78 per diluted share. Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share to the comparable GAAP figures.

For the 2010 six-month period, net interest expense was $4.8 million, compared to $1.1 million in the same year ago period, and reflects the acceleration of expense for debt issuance costs associated with the repayment and termination of a term loan and the Company's 2005 revolving credit facility, as previously announced, as well as increased borrowing costs under the Company's new revolving credit facility.

Inclusive of discrete items, the actual income tax rate for the first half of 2010 was 37.5%, compared to an income tax rate of 40.5% in the first half of 2009. For the 2010 full-year period, the Company anticipates an income tax rate of approximately 38.0% before consideration of discrete items.

EMCOR Reports Second Quarter Results                                      Page 3

Frank T. MacInnis, Chairman and CEO of EMCOR Group, commented, "The second quarter reflects continued good performance amid gradually improving market conditions. As we have done throughout the downturn and recent stabilization, we remain selective and disciplined in our project bidding efforts and focused on our operational execution and cost control initiatives. Continued success in these areas will be essential to margin improvements during these early stages of recovery."

Mr. MacInnis continued, "We are pleased to see consistently good performance across our business segments, with our UK operations delivering a particularly strong improvement in profitability during the period. Portions of our facilities services segment face a very difficult refining sector market and this is reflected in their results. Offsetting this, however, was improvement across the rest of our facilities services segment, as customers begin to re-visit deferred projects and the unusually hot summer weather began to put stress on HVAC systems driving higher demand for this segment's services."

Mr. MacInnis concluded, "On balance, 2010 continues to track as expected and the market dynamics we've seen to date remain in place. We remain committed to disciplined bidding and strong execution of quality projects that afford attractive returns. Demand, as evidenced by our backlog, remains largely stable, reflecting the benefits of the breadth of our operations across both sectors and geographies, and we expect the bulk of the weather-related benefit in our facilities services and mechanical segments to be reflected in the third quarter. We remain well positioned to perform across the market cycle with the financial strength and flexibility to take advantage of opportunities in the market as they arise."

The Company noted that, based on the current size and mix of its contract backlog and assuming a continuation of existing market conditions, it continues to expect to generate revenues in 2010 of approximately $5 billion and now expects non-GAAP diluted earnings per share for 2010 of $1.60 to $1.85, before the above-mentioned impairment and gain on sale items. Including those two items, the Company expects to generate diluted earnings per share of $1.54 to $1.79. Please see the attached tables for a reconciliation of non-GAAP diluted earnings per share to the comparable GAAP figures.

EMCOR Group, Inc. is a Fortune 500(R) worldwide leader in mechanical and electrical construction services, energy infrastructure and facilities services. This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.

EMCOR Group's second quarter conference call will be available live via internet broadcast today, Thursday, July 29, at 10:30 AM Eastern Daylight Time. You can access the live call through the Home Page of the Company's Web site at www.emcorgroup.com.

EMCOR Reports Second Quarter Results                                      Page 4

This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management and its perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, backlog mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR's services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2009 Form 10-K, its Form 10-Q for the second quarter ended June 30, 2010, and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.

                          - FINANCIAL TABLES FOLLOW -

                               EMCOR GROUP, INC.
                              FINANCIAL HIGHLIGHTS
             (In thousands, except share and per share information)
                                  (Unaudited)

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                          For the Three Months Ended            For the Six Months Ended
                                                    June 30,                             June 30,
                                         ----------------------------         ----------------------------
                                             2010             2009                2010             2009
                                         -----------      -----------         -----------     ------------

Revenues                                 $ 1,275,649      $ 1,422,670         $ 2,487,861     $  2,817,306
Cost of sales                              1,099,250        1,207,786           2,146,346        2,409,263
                                         -----------      -----------         -----------     ------------
Gross profit                                 176,399          214,884             341,515          408,043
Selling, general and
  administrative expenses                    120,725          136,974             243,522          264,769
Restructuring expenses                           797            3,050                 797            4,110
Impairment loss on identifiable
  intangible assets                           19,929               --              19,929               --
                                         -----------      -----------         -----------     ------------

Operating income                              34,948           74,860              77,267          139,164
Interest expense, net                          2,373              814               4,764            1,065
Gain on sale of
  equity investment                            7,900               --               7,900               --
                                         -----------      -----------         -----------     ------------

Income before income taxes                    40,475           74,046              80,403          138,099
Income tax provision                          11,919           28,818              29,430           55,500
                                         -----------      -----------         -----------     ------------

Net income including
  noncontrolling interests                    28,556           45,228              50,973           82,599
Less: Net income attributable
  to noncontrolling interests                  1,415              409               2,015            1,012
                                         -----------      -----------         -----------     ------------


Net income attributable
  to EMCOR Group, Inc.                   $    27,141      $    44,819         $    48,958     $     81,587
                                         ===========      ===========         ===========     ============

Basic earnings per common
  share:                                 $      0.41      $      0.68         $      0.74     $       1.24
                                         ===========      ===========         ===========     ============

Diluted earnings per common
  share:                                 $      0.40      $      0.67         $      0.72     $       1.22
                                         ===========      ===========         ===========     ============


Weighted average shares of
  common stock outstanding:
      Basic                               66,314,596       65,835,298          66,315,338       65,847,911
      Diluted                             67,971,567       67,262,113          67,934,883       67,142,328


                               EMCOR GROUP, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)



                                                                              June 30,                  December 31,
                                                                                2010                        2009
                                                                             (Unaudited)
                                                                             -----------                ------------
ASSETS
Current assets:
  Cash and cash equivalents                                                  $  599,941                  $  726,975
  Accounts receivable, net                                                    1,050,509                   1,057,171
  Costs and estimated earnings in excess of billings
    on uncompleted contracts                                                    108,356                      90,049
  Inventories                                                                    31,738                      34,468
  Prepaid expenses and other                                                     68,818                      68,702
                                                                             ----------                  ----------
    Total current assets                                                      1,859,362                   1,977,365

Investments, notes and other long-term receivables                                5,698                      19,287
Property, plant & equipment, net                                                 87,459                      92,057
Goodwill                                                                        594,432                     593,628
Identifiable intangible assets, net                                             246,487                     264,522
Other assets                                                                     22,921                      35,035
                                                                             ----------                  ----------
Total assets                                                                 $2,816,359                  $2,981,894
                                                                             ==========                  ==========

LIABILITIES AND EQUITY
Current liabilities:
  Borrowings under working capital credit line                               $       --                  $       --
  Current maturities of long-term debt and capital
    lease obligations                                                               348                      45,100
  Accounts payable                                                              333,810                     379,764
  Billings in excess of costs and estimated earnings
    on uncompleted contracts                                                    516,247                     526,241
  Accrued payroll and benefits                                                  157,659                     215,967
  Other accrued expenses and liabilities                                        142,233                     167,533
                                                                             ----------                  ----------
    Total current liabilities                                                 1,150,297                   1,334,605

Borrowings under working capital credit line                                    150,000                          --
Long-term debt and capital lease obligations                                         96                     150,251
                                                                                227,503                     270,572
                                                                             ----------                  ----------
    Total liabilities                                                         1,527,896                   1,755,428
                                                                             ----------                  ----------
Equity:
  Total EMCOR Group, Inc. stockholders' equity                                1,278,653                   1,218,071
  Noncontrolling interests                                                        9,810                       8,395
                                                                             ----------                  ----------
    Total equity                                                              1,288,463                   1,226,466
                                                                             ----------                  ----------
Total liabilities and equity                                                 $2,816,359                  $2,981,894
                                                                             ==========                  ==========

                               EMCOR GROUP, INC.
                    RECONCILIATION OF 2010 OPERATING INCOME
                           (In thousands) (Unaudited)

In our press release,  we provide  actual 2010 second  quarter and  year-to-date
June 30, 2010 operating income. The following table provides a reconciliation between 2010 operating income based on non-GAAP measures to the most direct comparable GAAP measures.

                                                     For the Three Months       For the Six Months
                                                            Ended                     Ended
                                                         June 30, 2010             June 30, 2010
                                                     --------------------       ------------------

GAAP Operating income                                       $34,948                   $77,267

Impairment loss on identifiable intangible
assets                                                       19,929                    19,929
                                                            -------                   -------

Non-GAAP operating income, excluding
impairment loss on identifiable intangible
assets                                                      $54,877                   $97,196
                                                            =======                   =======

                               EMCOR GROUP, INC.
                       RECONCILIATION OF 2010 NET INCOME
                           (In thousands) (Unaudited)

In our press release,  we provide  actual 2010 second  quarter and  year-to-date
June 30, 2010 net income attributable to EMCOR Group, Inc. The following table provides a reconciliation between 2010 net income attributable to EMCOR Group, Inc. based on non-GAAP measures to the most direct comparable GAAP measures.

                                                     For the Three Months       For the Six Months
                                                            Ended                     Ended
                                                         June 30, 2010             June 30, 2010
                                                     --------------------       ------------------

GAAP net income attributable to EMCOR
Group, Inc.                                                 $27,141                   $48,958

Qtr.2 impairment loss on identifiable
intangible assets (1)                                        11,957                    11,957

Qtr. 2 gain on sale of equity investment (2)                 (7,900)                   (7,900)
                                                            -------                   -------

Non-GAAP net income attributable to EMCOR
Group, Inc., excluding impairment loss on
identifiable intangible assets and gain on sale
of equity investment                                        $31,198                   $53,015
                                                            =======                   =======

(1)  Amount is net of tax effect of $8.0 million
(2) Amount is net of tax effect which is zero due to the release of a valuation allowance related to capital loss carryforwards

                               EMCOR GROUP, INC.
               RECONCILIATION OF THREE AND SIX MONTH 2010 DILUTED
                           EARNINGS PER SHARE FIGURES
                                  (Unaudited)

In our press release,  we provide  actual 2010 second  quarter and  year-to-date
June 30, 2010 diluted earnings per share. The following table provides a reconciliation between 2010 EPS based on non-GAAP measures to the most direct comparable GAAP measures.

                                                     For the Three Months       For the Six Months
                                                            Ended                     Ended
                                                         June 30, 2010             June 30, 2010
                                                     --------------------       ------------------

GAAP Diluted earnings per common share                       $0.40                     $0.72

Qtr. 2 impairment loss on identifiable
intangible assets (1)                                        $0.18                     $0.18

Qtr. 2 gain on sale of equity investment (2)                ($0.12)                   ($0.12)
                                                             -----                     -----

Non-GAAP diluted earnings per common share,
excluding impairment loss on identifiable
intangible assets and gain on sale of
equity investment                                            $0.46                     $0.78
                                                             =====                     =====


                               EMCOR GROUP, INC.
           RECONCILIATION OF 2010 DILUTED EARNINGS PER SHARE GUIDANCE
                                  (Unaudited)

In our press release, we provide 2010 diluted earnings per share range guidance with GAAP and non-GAAP measures. The following table provides a reconciliation between 2010 guidance based on non-GAAP measures to the most direct comparable
GAAP measures.

GAAP 2010 diluted EPS GAAP guidance range                    $1.54        -        $1.79

2010 year impairment loss on identifiable
intangible assets (1)                                        $0.18        -        $0.18

2010 year gain on sale of equity investment (2)             ($0.12)       -       ($0.12)
                                                             -----                 -----

Non-GAAP 2010 diluted EPS guidance range, excluding
impairment loss on identifiable intangible assets and
gain on sale of equity investment                            $1.60        -        $1.85
                                                             =====                 =====

(1)  Amount is net of tax effect of $8.0 million
(2) Amount is net of tax effect which is zero due to the release of a valuation allowance related to capital loss carryforwards